Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

JACOBS ENTERTAINMENT, INC.(1)

(Exact name of obligor as specified in its charter)

Delaware	34-1959351
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

17301 West Colfax Avenue, Suite 250
Golden, Colorado 80410

(Address of principal executive offices)

9 ¾% Senior Unsecured Notes due 2014

(Title of the indenture securities)

(1)  See Table 1—List of additional obligors

Table 1

Guarantor		State of Incorporation	Federal EIN
1.	Black Hawk Gaming & Development Company, Inc.	Colorado	84-1158484
2.	Black Hawk/Jacobs Entertainment, LLC	Colorado	84-1344735
3.	Gold Dust West Casino, Inc.	Nevada	84-1531817
4.	Gilpin Hotel Venture	Colorado	84-1195732
5.	Gilpin Ventures, Inc.	Colorado	84-1177995
6.	Jalou II Inc.	Louisiana	34-1926209
7.	Winner’s Choice Casino, Inc.	Louisiana	72-1227314
8.	Diversified Opportunities Group Ltd.	Ohio	34-1828344
9.	Jalou L.L.C.	Louisiana	31-1749671
10.	Houma Truck Plaza & Casino, L.L.C.	Louisiana	72-1447916
11.	Jalou—Cash’s L.L.C.	Louisiana	31-1750851
12.	JACE, Inc.	Louisiana	72-1221055
13.	Lucky Magnolia Truck Stop and Casino, L.L.C.	Louisiana	72-1268240
14.	Bayou Vista Truck Plaza and Casino, L.L.C.	Louisiana	72-1460460
15.	Raceland Truck Plaza and Casino, L.L.C.	Louisiana	72-1478884
16.	Colonial Holdings, Inc.	Virginia	54-1826817
17.	Colonial Downs, L.P.	Virginia	54-1739103
18.	Stansley Racing Corp.	Virginia	52-1880278
19.	Colonial Downs, LLC	Virginia	N/A
20.	JRJ Properties, LLC	Louisiana	13-4236507
21.	Jalou Breaux Bridge, LLC	Louisiana	43-1996089
22.	Jalou Eunice, LLC	Louisiana	20-0180331
23.	Jalou of Jefferson, LLC	Louisiana	20-0246595
24.	Fuel Stop 36, Inc.	Louisiana	72-1150382
25.	Jalou of Larose, LLC	Louisiana	20-3747106
26.	Jalou of St. Martin, L.L.C.	Louisiana	34-1967692
27.	Jalou Diamond, L.L.C.	Louisiana	27-0014037
28.	Jalou Magic, L.L.C.	Louisiana	27-0014042
29.	Jalou of Vinton, LLC	Louisiana	20-4522514
30.	Jalou of Vinton-Bingo, LLC	Louisiana	20-4522638
31.	Jalou of St. Helena, LLC	Louisiana	Pending
32.	Jacobs Piñon Plaza Entertainment, Inc.	Nevada	04-3843590
33.	Jacobs Elko Entertainment, Inc.	Nevada	20-4968456
34.	Jacobs Dakota Works, LLC	Colorado	20-5009915
35.	Virginia Concessions, L.L.C.	Virginia	54-1787887
36.	Maryland-Virginia Racing Circuit, Inc.	Virginia	52-1919780

Item 1.    General Information. Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.                  List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 19th day of July 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President